Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on this 23rd day of February, 2016 by and between Corindus Vascular Robotics, Inc., a Nevada corporation with its principal office in Waltham, Massachusetts (the “Company”), and Mark Toland (the “Executive”) and is effective as of the date hereof (the “Effective Date”). Any reference herein to “Corindus” shall mean Corindus, Inc., a wholly-owned subsidiary of the Company.

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to employ the Executive as its Chief Executive Officer and President, and the Executive wishes to enter into such employment on the basis set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.

Period of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company upon the terms set forth in this Agreement, on an at will basis for the period commencing on March 7, 2016 (the “Commencement Date”) and ending on the date the Executive’s employment is terminated pursuant to the terms of this Agreement (with such period being referred to herein as the “Employment Period”). The Executive’s employment with the Company is voluntary and he is free to resign at any time, subject to the provisions of this Agreement. Further, the Company will be free to terminate the Executive’s employment at any time, with or without cause and without further obligation or liability, subject to the provisions of this Agreement.

2.

Title; Capacity. The Executive shall serve as President and Chief Executive Officer of the Company and as the Board of Directors of the Company (the “Board”) shall determine from time to time, including but not limited to as an officer and director of any subsidiary or affiliate of the Company, including Corindus. The Executive shall be based at the Company’s headquarters in Waltham, Massachusetts, or such place or places in the Greater Boston area as the Board shall determine. The Executive agrees to relocate to the vicinity of the Boston, MA area on or before December 31, 2016. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to the Executive by the Board. The Board will take all actions necessary to appoint the Executive to the Board as a director.

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position (including but not limited to those set forth in the charter or bylaws of the Company) and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to the Executive. Except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board, the Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

The compensation and benefits specified under this Agreement shall constitute the sole remuneration for the duties and responsibilities described in this Section 2.

3. Compensation and Benefits.

3.1

Base Salary. The Company or Corindus shall pay the Executive, in periodic installments in accordance with the Company’s customary payroll practices, an annual base salary of $400,000 subject to annual review for adjustment as determined by the Board, it being understood that such review may be conducted by the compensation committee designated by the Board (the “Committee”). Any increase in base salary in effect from time to time shall become the base salary for purposes of this Agreement.

3.2

Annual Bonus. The Executive will be eligible for a bonus payment of up to 50% (or such higher percentage set by the Board) of his annual salary for the year immediately preceding payment of such bonus based on achievement of performance objectives (as reasonably determined by the Board) contained in an annual plan approved by the Board. Any action under this Section 3.2 may be taken by the Committee as deemed to be appropriate by the Board. Any bonus award will be paid on or before March 15 of the fiscal year following the fiscal year in which the bonus was earned, and conditioned upon the Executive’s employment with the Company at the end of the immediately preceding fiscal year. For the 2016 fiscal year, the Executive will be eligible for a prorated bonus with the performance objectives to be determined between the Board and the Executive.

3.3

Stock Option Grants.

(a)

Initial Stock Option Grant. The Executive shall receive an initial equity package of nonqualified stock options granted under the Corindus Vascular Robotics, Inc. 2014 Stock Award Plan (the “Stock Plan”) equal to 6.0% of outstanding shares of the Company determined and granted as of the Commencement Date (the “Initial Options”) with a strike price equal to the closing stock price on the Commencement Date. Subject to the Executive’s continued employment, the Initial Options shall vest over a period of four (4) years, with the first 25% of the Initial Options vesting on the one (1) year anniversary of the Commencement Date and the remaining 75% vesting ratably monthly over the following three (3) years.

(b)

Milestone Based Stock Option Grant. The Executive shall be eligible to receive additional milestone-based nonqualified stock options granted under the Stock Plan (or the then successor equity plan) of up to 1.50% of outstanding shares of the Company determined as of the Commencement Date (the “Milestone Based Options”) as set forth below. Milestone Based Options shall vest fully upon the achievement of said milestones and shall have a strike price based on the closing stock price on the day on which they are granted.

1.

0.25% of outstanding shares of the Company upon the Executive relocating to the Boston, MA area on or before December 31, 2016;

2.

0.25% of outstanding shares of the Company upon the achievement of an applicable milestone to be determined by the Board;

3.

0.25% of outstanding shares of the Company upon the achievement of an applicable milestone to be determined by the Board;

4.

0.25% of outstanding shares of the Company upon the achievement of an applicable milestone to be determined by the Board;

5.

0.25% of outstanding shares of the Company upon the achievement of an applicable milestone to be determined by the Board; and

6.

0.25% of outstanding shares of the Company upon the achievement of an applicable milestone to be determined by the Board.

The foregoing milestones shall be determined by the Board prior to December 31, 2016 in consultation with the Executive. Notwithstanding the foregoing, should the Board fail to establish milestones for Milestone Based Options 2. through 6. above prior to December 31, 2016, any 0.25% milestone grant for which a milestone has not been established will be granted as of December 31, 2016 with a strike price equal to the closing stock price on such grant date and such options shall vest over a period of four (4) years from the Commencement Date of the Initial Options granted pursuant to Section 3.3(a) above, with the first 25% of such milestone options vesting on the one (1) year anniversary of the Commencement Date of the Initial Options and the remaining 75% vesting ratably monthly over the following three (3) years.

3.4

Fringe Benefits; Vacation. The Executive shall be entitled to participate in all fringe benefit programs that the Company establishes and makes available to its employees, if any, in accordance with the terms of such programs. The Executive shall be entitled to four (4) weeks paid vacation per year, to be taken at such times as may be approved by the Board or its designee. Vacation days must be taken during the calendar year with no carryover of vacation days to the following 12-month period. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any fringe benefit program at any time without providing the Executive notice, and the right to do so is expressly reserved.

3.5

Reimbursement of Expenses, Including Relocation. The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time. In addition, in exchange for the Executive agreeing to relocate to the Boston, MA area on or before December 31, 2016, the Company agrees to reimburse the Executive for all reasonable relocation costs upon submission of invoices/receipts to the Company. Relocation costs shall include but are not limited to house hunting trips including airfare, meals and hotels, moving expenses, including the closing costs on the purchase of a new residence, and an interim $5,000/month apartment rental for up to ten (10) months. The Company shall reimburse the Executive up to $7,500 for legal expenses incurred in connection with negotiating this Agreement.

3.6

Withholding; Section 409A. All salary, bonus and other compensation payable to the Executive shall be subject to applicable withholding taxes. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”) to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement be for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

4

Termination of Employment Period. The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1

At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Executive, which notice shall identify the Cause upon which the termination is based, provided that the Company give the Executive a reasonable opportunity to cure such Cause, if curable. For the purposes of this Section 4.1 and this Agreement, “Cause” shall mean (a) a good faith finding by the Board that (i) the Executive has intentionally failed to perform his assigned duties for the Company, or (ii) the Executive has engaged in dishonesty, breach of fiduciary duty involving personal profit, gross negligence, misconduct, material breach of the Company’s Code of Ethics, or a material violation of the Sarbanes-Oxley requirements for officers of public companies, (b) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony, or (c) a material breach by the Executive of this Agreement.

4.2

Upon the death or disability of the Executive. As used in this Agreement, the term “disability” shall mean the inability of the Executive, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

4.3

At the election of the Executive for Good Reason. For purposes of this Section 4.3 and this Agreement, “Good Reason” shall mean any of the following: (i) a material negative change in the Executive’s function, title, duties, or responsibilities, (ii) a reduction to base salary (except for any reduction that is part of a Company-wide reduction in pay), (iii) a requirement to relocate outside the Greater Boston area; or (iv) a material breach of this Agreement by the Company. Upon the occurrence of any event described above, the Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, ninety (90) days) after the event giving rise to said right to elect a Good Reason termination. The Company, Corindus or both shall have at least thirty (30) days to remedy any condition resulting in Good Reason.

4.4

4.4 At the discretion of either party, without Cause by the Company or without Good Reason by the Executive, upon thirty (30) days’ written notice of termination.

5. Effect of Termination.

5.1

Payments Benefits upon Termination of Employment without Cause or Executive Termination for Good Reason. In the event that the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, the Company shall provide the Executive with the following payments and benefits:

(a)

continued payment of his base salary for twelve months,

(b)

payment of the monthly amount then being charged by the Company or Corindus for COBRA coverage with respect to the Executive and his dependents for twelve months,

(c)

payment of the portion of his annual bonus for the year of termination accrued on the Company’s books and records as of the end of the immediately preceding calendar quarter payable in equal installments for twelve months,

(d)

solely in the event that Executive’s employment is terminated by the Company without Cause, all outstanding unvested options shall automatically be forfeited and the Executive shall have 90 days to exercise all vested options; and

(e)

solely in the event that Executive resigns for Good Reason, all outstanding unvested options shall vest in full and the Executive shall have 90 days to exercise all vested options,

provided, however, that the payments described in paragraphs (a), (b) and (c) above shall cease upon violation of any covenant under Section 6 of this Agreement or as provided under the mitigation provisions in Section 8 below. Receipt of the foregoing payments and benefits shall be conditioned on the Executive executing and not revoking a standard form of release of the Company and associated persons from any claims against them within 30 days of the date of his employment termination. The benefits and payments to be made hereunder (A) shall commence 30 days following the Executive’s termination of employment, provided that the release referenced in the prior sentence has been signed and not revoked as of such date, (B) shall, if payable in cash, continue to be made in accordance with the Company’s regular payroll schedule practices and (C) shall be subject to the terms and conditions set forth in Exhibit A.

5.2

Change in Control Severance Protection. If within twelve (12) months following a Change in Control, the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, the Company shall provide in lieu of the payments and benefits set forth under Section 5.1., the following payments and benefits:

(a)

continued payment of his base salary for twelve months,

(b)

payment of the monthly amount then being charged by the Company or Corindus for COBRA coverage with respect to the Executive and his dependents for twelve months,

(c)

payment of his target annual bonus for the year of termination payable in equal installments for twelve months,

provided, however, that the payments described in paragraphs (a),(b) and (c) above shall cease upon violation of any covenant under Section 6 of this Agreement. Receipt of the foregoing payments and benefits shall be conditioned on the Executive executing and not revoking a standard form of release of the Company and associated persons from any claims against them within 30 days of the date of his employment termination. The benefits and payments to be made hereunder (A) shall commence 30 days following the Executive’s termination of employment, provided that the release referenced in the prior sentence has been signed and not revoked as of such date, (B) shall, if payable in cash, continue to be made in accordance with the Company’s regular payroll schedule practices and (C) shall be subject to the terms and conditions set forth in Exhibit A.

5.3

Accrued Obligations. The Executive shall be entitled to payment of any outstanding Accrued Obligation as of the date of employment termination for any reason without any requirement to sign a release. For purposes of this section 5.3, “Accrued Obligations” means (i) all accrued but unpaid base salary through the date of employment termination, (ii) any unpaid or unreimbursed expenses incurred through the date of employment termination in accordance with Section 3.4 above, (iii) annual bonus, if any, earned during the prior calendar year under Section 3.2 above, provided that the Executive was employed with the Company or Corindus at the end of such year, and (iv) any benefits provided under the Company’s fringe benefit programs upon a termination of employment, in accordance with the terms contained therein.

5.4

Survival. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

5A.

Change In Control Stock Option Acceleration. In addition, upon a Change in Control, one hundred percent (100%) of the Executive’s outstanding unvested stock options will automatically vest upon a Change in Control, provided that the Executive is then employed with the Company, and the Executive shall have 90 days to exercise all vested options. For purposes of this Agreement, (a) a “Change in Control” shall mean a “Change in Control” as defined under the Corindus Vascular Robotics, Inc. 2014 Stock Award Plan, as in effect on the Effective Date.

6. Non-Competition and Non-Solicitation.

6.1 Restricted Activities. While the Executive is employed by the Company and for a period of twelve (12) months after the termination or cessation of such employment for any reason, the Executive will not directly or indirectly:

(a)

Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s Business, including but not limited to any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Executive was employed by the Company; or

(b)

Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Executive to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Executive to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company during the last two (2) years of the Executive’s employment with the Company.

(c)

For purposes of this Section 6.1, “Company’s Business” shall mean the development, manufacture, marketing, licensing or sales of the products or services of the Company in the field of vascular robotics.

(d)

For purposes of Section 6 and Section 7, the term “Company” includes the Company’s subsidiaries, including Corindus.

6.2

Extension. If the Executive violates the provisions of Section 6.1, the Executive shall continue to be bound by the restrictions set forth in Section 6.1 until a period of twelve (12) months has expired without any violation of such provisions.

6.3

Interpretation. If any restriction set forth in Section 6.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

6.4 Equitable Remedies. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to apply for an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 6.

7. Proprietary Information and Developments.

7.1

Proprietary Information.

(a)

The Executive agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships, technologies, products, product development and marketing strategies or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, trade secrets, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and knowledge of customers or prospective customers of the Company. The Executive will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

(b)

The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Executive shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

(c)

The Executive agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible. property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive.

7.2

Developments.

(a)

The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b)

The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph (b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Executive not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Executive also hereby waives all claims to moral rights in any Developments.

(c)

The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments; provided that, after his employment with the Company, such cooperation shall be conditioned upon reimbursement by the Company of the Executive’s reasonable costs and expenses incurred in connection therewith. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Executive on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Executive, and the Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence,

7.3

United States Government Obligations. The Executive acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Executive agrees to be bound by all such obligations and restrictions which are made known to the Executive and to take all appropriate action necessary to discharge the obligations of the Company under such agreements.

7.4

Equitable Remedies. The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 7 may cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to apply for an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7.

8.

Mitigation.. Should the Executive obtain other employment or remunerative activity, any future payments under Sections 5.1(a), 5.1(b) and 5.1(c) shall be reduced to an amount equal to the difference between the Executive’s compensation from new employment or remunerative activity and the amount owed to the Executive under this Agreement. Notwithstanding the foregoing, the Executive shall not be required to mitigate, and there shall be no forfeiture of future payments under Sections 5.2(a), 5.2(b) and 5.2(c), in the event that on or after a Change in Control (as defined in Section 5.2 above) either the Executive terminates his employment hereunder for Good Reason or the Company terminates the Executive’s employment without Cause.

9.

Clawback; Recovery. All payments and severance benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. For avoidance of doubt, no recovery of compensation under such a clawback policy will be an event giving rise to Good Reason for employment termination by the Executive, constructive termination, or any similar term under any plan of or agreement with the Company, Corindus or its subsidiaries.

10.

Miscellaneous.

10.1

Notices. Any notices delivered under this Agreement shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 10.1.

10.2

Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.3

Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

10.4

Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

10.5

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of The Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court.

10.6

Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of both the Company and its successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by him. Corindus and each of the Company’s other direct and indirect subsidiaries are designated as a third party beneficiary of this Agreement and shall be entitled to enforce the terms hereof as if it were a party hereto.

10.7

Section 409A. The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding the immediately preceding sentence, in no event shall the Company, Corindus or any of their respective subsidiaries be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A or any damages for failing to comply with Section 409A (other than for withholding obligations or other obligations applicable to employers under the Code).

10.9

Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10.10

Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

10.11

Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

10.12

Employment Eligibility. The Immigration Reform and Control Act requires employers to verify the employment eligibility and identity of new employees. The Executive shall provide the Company with the appropriate documentation for verification prior to the Effective Date.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year set forth above.

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Chairman of the Board

EXECUTIVE

/s/ Mark Toland
Mark Toland

Exhibit A: Payments subject to Section 409A

Subject to the provisions in this Exhibit A, any severance payments or benefits under this Agreement shall begin only upon the date of the Executive’s “separation from service” (determined as set forth below) which occurs on or after date of the termination of his employment. The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to the Executive under this Agreement:

1.

It is intended that each installment of severance payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A. Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

2.

Each installment of the severance payments and benefits due under this Agreement that, in accordance with the dates and terms set forth herein, is payable within the Short-Term Deferral Period (as hereinafter defined) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A. For purposes of this Agreement, the “Short-Term Deferral Period” means the period ending on the later of the 15th day of the third month following the end of the Executive’s tax year in which the separation from service occurs and the 15th day of the third month following the end of the Company’s tax year in which the separation from service occurs.

3.

Each installment of the severance payments and benefits due under this Agreement that is not described in either paragraph 2 above and that would, absent this subsection, be paid within the six-month period following the Executive’s “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Executive’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Executive’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of severance payments and benefits if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the Executive’s second taxable year following the taxable year in which the separation from service occurs.

4.

The determination of whether and when the Executive’s separation from service from the Company has occurred shall be made and in a manner consistent with and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this paragraph 4, “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(e) of the Code.